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                                                                      EXHIBIT 12

                     INTER(BULLET)ACT SYSTEMS, INCORPORATED

                     COMPUTATION OF DEFICIENCY OF EARNINGS
                        AVAILABLE TO COVER FIXED CHARGES
                               (AMOUNTS IN 000S)


                                              FOR THE PERIOD FROM                                            FOR THE PERIOD FROM
                                               FEBRUARY 25, 1993          YEAR ENDED        YEAR ENDED        FEBRUARY 25, 1993
                                             (DATE OF INCEPTION) TO     SEPTEMBER 30,      SEPTEMBER 28,    (DATE OF INCEPTION) TO
                                               SEPTEMBER 30, 1993       1994      1995         1996           SEPTEMBER 28, 1996
Loss from operations......................           $1,295            $2,267    $4,427       $ 9,750              $ 17,739
Interest expense..........................               --                87       188         2,744                 3,019
Deficiency of earnings available to cover
  fixed charges...........................           $1,295            $2,354    $4,615       $12,494              $ 20,758

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